Exhibit 99.1

For Immediate Release

Investor Contact:

MKR Group Inc.

Todd Kehrli or Jim Byers

(323) 468-2300

meet@mkr-group.com

MeetMe Reports Record First Quarter Financial Results

Total Revenue Increased 15% Year Over Year

Mobile Revenue Increased 42% Year Over Year

Adjusted EBITDA Increased 19% Year Over Year

GAAP Net Income Increased 226% Year Over Year

NEW HOPE, Pa., May 5, 2016 – MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, today reported financial results for its first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

●	Total revenue was $13.3 million, up 15% from the first quarter of 2015.
●	Mobile revenue was $11.7 million, up 42% from the first quarter of 2015.
●	Mobile revenue represented 88% of total revenue, the highest in MeetMe’s history.
●

Adjusted EBITDA was $3.7 million, an increase of 19% from the first quarter of 2015. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most direct comparable GAAP financial measure, below.)

●	Adjusted EBITDA margin increased to 28%, up from 27% in the first quarter of 2015.
●	GAAP net income was $2.4 million, or $0.04 per diluted share, up 226% from the first quarter of 2015.
●	Non-GAAP net income was $3.6 million, or $0.07 per diluted share, up 100% from the first quarter of 2015.
●	Cash and Cash Equivalents totaled $26.4 million at March 31, 2016, an increase of 37% or $7.1 million from $19.3 million at December 31, 2015.

Geoff Cook, Chief Executive Officer of MeetMe, stated, “We consider the first quarter a very strong start to what we believe will be a great year. We achieved record first-quarter results in revenue, adjusted EBITDA, and net income. Our mobile traffic is at an all-time high. We have a deep pipeline of product initiatives that we believe will continue to grow engagement and retention. In this quarter, we plan to launch Discuss (an interest-based group conversation platform) and a major revamp to our photos feature, as well as to expand into new languages and continue to optimize our discovery algorithms.”

David Clark, Chief Financial Officer of MeetMe, added, “Mobile revenue for the quarter increased 42% year over year and represented 88% of our total revenue, up from 71% in 2015. We believe our increasing mobile revenue was driven by continued strength in the mobile advertising industry, which resulted in higher advertising rates on mobile devices. Much of the increased revenue flowed through to adjusted EBITDA, which increased 19% to $3.7 million for the quarter, resulting in a 28% adjusted EBITDA margin.”

Webcast and Conference Call Details

Management will host a webcast and conference call to discuss first quarter 2016 financial results today, May 5, 2016 at 8:30 a.m. Eastern time. To access the call dial 888-504-7963 (+1 719-325-2215 outside the United States) and when prompted provide the participant passcode 9841118 to the operator. In addition, a webcast of the conference call will be available live on the Investor Relations section of the Company’s website at www.meetmecorp.com and a replay of the webcast will be available for 90 days.

About MeetMe, Inc.

MeetMe® is a leading social network for meeting new people in the US and a public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 90 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, and Android in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including whether our total revenue and mobile revenue will continue to grow, whether our adjusted EBITDA will continue to grow, whether our net income will continue to grow, whether our mobile revenue will continue to constitute an increasing percentage of our total revenue, whether our revenue, adjusted EBITDA and net income will reflect the increasing value that our audience provides to mobile advertisers and the continued growth in mobile engagement by our users, whether our record revenue, adjusted EBITDA and net income reflect the increasing value of our audience to mobile advertisers and the continued growth in mobile engagement by our users, whether our pipeline of product initiatives will continue to grow user engagement and retention, whether and when we will launch of Discuss, revamp our photos feature, expand into new languages and continue to optimize our discovery algorithms, whether our increasing revenue was driven by our growing mobile engagement as well as the continued strength in the mobile advertising industry, whether our mobile engagement will continue to grow, and whether our growing mobile engagement and continued strength in the advertising industry will drive our revenue. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2015 . Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Regulation G – Non-GAAP Financial Measures

The Company uses financial measures which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”) in evaluating its financial and operational decision making and as a means to evaluate period-to period comparison. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company presents these non-GAAP financial measures because it believes them to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We refer you to the reconciliations below.

The Company defines Adjusted EBITDA as earnings (or loss) from continuing operations before interest expense, change in warrant liability, income taxes, depreciation and amortization, and non-cash stock-based compensation, non-recurring acquisition and restructuring expenses, loss on cumulative foreign currency translation adjustment, gain on sale of asset, bad debt expense outside the normal range, and the goodwill impairment charges. The Company excludes stock-based compensation because it is non-cash in nature. The Company defines Non-GAAP Net Income as earnings (or loss) from continuing operations before income taxes, amortization on intangible assets, and non-cash stock-based compensation.

Non-GAAP financial measures should not be considered as an alternative to net income, operating income, cash flow from operating activities, as a measure of liquidity or any other financial measure. They may not be indicative of the historical operating results of the Company nor is it intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as a substitute for performance measures calculated in accordance with GAAP.

# # #

MEETME, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,411,228	$19,298,038
Accounts receivable, net of allowance of $130,413 and $133,000, at March 31, 2016 and December 31, 2015, respectively	10,593,708	16,509,291
Prepaid expenses and other current assets	920,592	970,239
Total current assets	37,925,528	36,777,568

Goodwill	70,646,036	70,646,036
Property and equipment, net	2,348,073	2,610,307
Intangible assets, net	899,748	1,278,498
Other assets	172,183	178,264
TOTAL ASSETS	$111,991,568	$111,490,673

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,283,635	$2,776,710
Accrued liabilities	1,943,236	4,127,634
Current portion of capital lease obligations	324,273	366,114
Deferred revenue	308,155	293,414
Total current liabilities	4,859,299	7,563,872

Long-term capital lease obligation, less current portion, net	151,485	221,302
Other liabilities	793,360	1,035,137
TOTAL LIABILITIES	$5,804,144	$8,820,311

STOCKHOLDERS' EQUITY:
Common stock, $.001 par value; authorized - 100,000,000 Shares; 47,511,379 and 47,179,486 issued and outstanding at March 31, 2016 and December 31, 2015	47,515	47,183
Additional paid-in capital	301,887,623	300,725,791
Accumulated deficit	(195,747,714)	(198,102,612)
TOTAL STOCKHOLDERS' EQUITY	106,187,424	102,670,362

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$111,991,568	$111,490,673

MEETME, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015

Revenues	$13,321,671	$11,628,976

Operating Costs and Expenses:
Sales and marketing	2,321,423	1,215,320
Product development and content	5,708,100	6,319,804
General and administrative	2,348,168	1,619,904
Depreciation and amortization	751,264	815,915
Total Operating Costs and Expenses	11,128,955	9,970,943

Income from Operations	2,192,716	1,658,033

Other Income (Expense):
Interest income	5,115	5,186
Interest expense	(6,745)	(158,866)
Change in warrant liability	241,777	(95,728)
Loss on cumulative foreign currency translation adjustment	16,352	(794,704)
Gain on sale of asset	-	163,333
Total Other Income (Expense)	256,499	(880,779)

Income before Income Taxes	2,449,215	777,254
Income taxes	(94,317)	(55,200)
Net Income	$2,354,898	$722,054

Other comprehensive Income:
Foreign currency translation adjustment	-	-
Comprehensive income	$2,354,898	$722,054

Basic and diluted income per common stockholders:
Basic income per common stockholders	$0.05	$0.02
Diluted income per common stockholders	$0.04	$0.01

Weighted average number of shares outstanding:
Basic	47,458,748	44,910,034
Diluted	53,666,626	48,246,763

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015

Net income allocable to Common Stockholders	$2,354,898	$722,054

Interest expense	6,745	158,866
Depreciation and amortization	751,264	815,915
Stock-based compensation expense	727,780	615,265
Change in warrant liability	(241,777)	95,728
Income taxes	94,317	55,200
Loss on cumulative effect of foreign currency translation adjustment	(16,352)	794,704
Gain on sale of asset	-	(163,333)
Adjusted EBITDA	$3,676,875	$3,094,399

GAAP basic and diluted net income per common stockholders	$0.05	$0.02
GAAP diluted net income per common stockholders	$0.04	$0.01
Basic adjusted EBITDA per common stockholders	$0.08	$0.07
Diluted adjusted EBITDA per common stockholders	$0.07	$0.06

Weighted average number of shares outstanding, Basic	47,458,748	44,910,034
Weighted average number of shares outstanding, Diluted	53,666,626	48,246,763

MEETME, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015

GAAP Net Income	$2,354,898	$722,054

Stock-based compensation expense	727,780	615,265
Amortization of intangible assets	378,750	387,916
Income taxes	94,317	55,200
Non-GAAP Net Income	$3,555,745	$1,780,435

GAAP basic and diluted net income per common stockholders	$0.05	$0.02
GAAP diluted net income per common stockholders	$0.04	$0.01
Basic non-GAAP net income per common stockholders	$0.07	$0.04
Diluted non-GAAP net income per common stockholders	$0.07	$0.04

Weighted average number of shares outstanding, Basic	47,458,748	44,910,034
Weighted average number of shares outstanding, Diluted	53,666,626	48,246,763